                                 EXHIBIT "A"


                               STATE OF UTAH

                            BUSINESS REGULATION



                          CERTIFICATE OF AMENDMENT
                                     OF
                        UNITED DATACOPY, INCORPORATED
                      --------------------------------


     The Department of Business Regulation, Division of Corporations and Commercial Code, pursuant to the Utah Business Corporation Act, hereby issues a Certificate of Amendment to the Articles of Incorporation of UNITED DATACOPY, INCORPORATED formerly TROPIC INDUSTRIES, INC.

File No. #56311




                              Dated this 24th day of February A.D. 1987

     SEAL
                                   /S/
                              ________________________________________
                              Director, Division of Corporations and
                              Commercial Code

                               STATE OF UTAH

                            BUSINESS REGULATION



     The Department of Business Regulation, Division of Corporation and Commercial Code, certifies that the attached is a full, true, and correct copy of the Articles of Incorporation of TROPIC, INDUSTRIES, INC. and all amendments thereto.












AS APPEARS OF RECORD IN THE DIVISION OFFICE

File #56311


                              Dated this 24th day of February A.D. 1987

     SEAL
                                   /S/
                              ________________________________________
                              Director, Division of Corporations and
                              Commercial Code


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APPROVED by the Division of Corporations                    RECEIVED
and Commercial Code of the Utah State                   1987 FEB 24 1:54
Department of Business Regulation                   DIVISION OF CORPORATIONS
on the 24th day of Feb. A.D. 1987                         STATE OF UTAH
Corporate Documents Examiner /S/
Fees paid $35.00

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

                                      OF

                            TROPIC INDUSTRIES, INC.



     TROPIC INDUSTRIES, INC., by and through the undersigned, constituting the President and Secretary of TROPIC INDUSTRIES, INC., hereby amends the Articles of Incorporation of said corporation as follows:

     1.   The name of the corporation is TROPIC INDUSTRIES, INC.

     2. Articles I and IV of the Articles of Incorporation are amended to read as follows:

                                  ARTICLE I

          The name of the corporation is UNITED DATACOPY, INCORPORATED.

                                ARTICLE IV

          The aggregate number of shares of common stock which the corporation shall have authority to issue is fifty million (50,000,000) of a par value of one dollar ($1.00) each. The total authorized capital of this corporation is fifty million dollars ($50,000,000). There shall be but one class of stock, of equal rights and preferences.

     3. The foregoing amendments were adopted by the shareholders at a meeting held on February 19, 1987

     4. The number of shares outstanding and entitled to vote upon such amendments was 2,335,759.

     5. The number of shares voted for the first amendment was 1,508,063; against was 20; and abstained was 2,500. The number of shares voted for the second amendment was 1,505,943; against was 2,440; and abstained was 2,200.

     6. At the meeting of the shareholders held on February 19, 1987, the shareholders of the corporation duly approved a reverse split of the outstanding shares of common stock at the rate of one share for each five shares outstanding.

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     7.   The foregoing reverse split effected a decrease in the amount of stated capital of the corporation from $2,335,759 ti $467,152.



     Dated: February 19, 1987                TROPIC INDUSTRIES, INC.

Attest:

                                             By:   /S JOSEPH GOOTT
                                                 ____________________________
  /S/ PAULA WADE                                  Joseph Goott, President
__________________________________
 Paula Wade, Secretary


State of Utah       )
                    ) ss
County of Salt Lake )

     On this 19th day of February 1987, before me, the undersigned, a Notary Public, duly commissioned and sworn, personally appeared JOSEPH GOOTT, known to me to be the President of TROPIC INDUSTRIES, INC., who executed the within instrument and known to me to be the person who affixed his name thereto as such President and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

My Commission Expires: 08/13/89
                                            /S/
                                          _______________________________
                                          NOTARY PUBLIC

                                          Residing in Salt Lake


State of Utah       )
                    ) ss
County of Salt Lake )

     On this 19th day of February 1987, before me, the undersigned, a Notary Public, duly commissioned and sworn, personally appeared PAULA WADE, known to me to be the Secretary of TROPIC INDUSTRIES, INC., who executed the within instrument and known to me to be the person who affixed her name thereto as such Secretary and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

My Commission Expires: 08/13/89
                                            /S/
                                          _______________________________
                                          NOTARY PUBLIC

                                          Residing in Salt Lake